SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15 (D) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): September 30, 2008

Alaska Pacific Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Alaska	0-26003	92-0167101
State or other jurisdiction	Commission	I.R.S. Employer
of incorporation	File Number	Identification No.

2094 Jordan Avenue, Juneau, Alaska		99801
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (907) 789-4844

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.133-4(c))

Item 2.02 Results of Operations and Financial Condition

On November 12, 2008, Alaska Pacific Bancshares, Inc. issued its earnings release for the quarter ended September 30, 2008. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1 Press Release of Alaska Pacific Bancshares, Inc. November 12, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                   ALASKA PACIFIC BANCSHARES, INC.

DATE: November 12, 2008	By:	/s/Julie M. Pierce
Senior Vice President and
Chief Financial Officer

Exhibit 99.1

News Release
For Immediate Release

ALASKA PACIFIC BANCSHARES, INC. REPORTS
THIRD QUARTER RESULTS FOR 2008 AND DIVIDEND SUSPENSION

JUNEAU, Alaska, November 12, 2008 -- Alaska Pacific Bancshares, Inc. (OTCBB: AKPB) (“Company”), the parent company of Alaska Pacific Bank (“Bank”), today announced third quarter results for the fiscal year ended December 31, 2008. The Company also announced that it is suspending regular quarterly dividends, which will result in savings of about $65,000 per quarter.

For the quarter ended September 30, 2008, the Company reported a net loss of $672,000, or $(1.03) per diluted share, compared to net income of $249,000, or $0.38 per diluted share, for the third quarter of 2007. The loss in the quarter ended September 30, 2008 was primarily attributable to a provision for loan losses of $1.4 million for the quarter ended September 30, 2008 compared to $45,000 in the comparable quarter of 2007. For the first three quarters of 2008, the Company reported a net loss of $1.3 million after recording a $3.2 million provision for loan losses, or ($1.97) per diluted share. This compares to net income of $735,000 after recording a $135,000 provision for loan losses, or $1.11 per diluted share, in the like period a year ago.

Total non-accrual loans at September 30, 2008 were $7.1 million compared with $5.6 million at June 30, 2008 and $114,000 at September 30, 2007. Impaired loans at September 30, 2008 were $14.6 million compared with $6.2 million at June 30, 2008 and $1.1 million at September 30, 2007. Total estimated specific reserves for impairment of $3.2 million, $2.4 million and $459,000 at September 30, 2008, June 30, 2008, and September 30, 2007, respectively, were recognized on these loans in evaluating the adequacy of the allowance for loan losses.

The Company continues to increase its provision for loan losses to account for an increase in non-accrual and impaired loans. Three participation loans on projects located outside of Alaska totaling $4.8 million represent 67.8% of the Bank’s nonaccrual loans. The largest of the three ($2.5 million) is a participation loan between 42 community banks for a multi-use commercial/residential condo project located in Orem, Utah. A second project ($500 thousand) is for a residential/non-commercial condo marina project in Portland, Oregon and the third ($1.8 million) is for a residential lot subdivision development project in Vancouver, Washington. Management has estimated potential impairment of $2.6 million for these three loans in its assessment of the adequacy of the allowance for loan losses at September 30, 2008.

Primarily as a result of these larger problem loans, interest income decreased $289,000 (8.6%) to $3.1 million for the third quarter of 2008 compared to the third quarter of 2007. Average interest earning assets increased $15.6 million to $188.5 million compared to the third quarter 2007. The net interest margin on average interest-earning assets for the third quarter of 2008 was 4.81% compared with 5.46% in the third quarter of 2007.

Loans (excluding loans held for sale) were $174.4 million at September 30, 2008, a decrease of $1.4 million, or 0.8% from June 30, 2008, and an increase of $13.6 million, or 8.4% from September 30, 2007. Deposits at September 30, 2008, were $177.3 million, a $17.5 million (10.9%) increase from June 30, 2008 and a $23.0 million (14.9%) increase from September 30, 2007. The increase in deposits is associated with the receipt of annual permanent fund dividends and energy rebate deposits from the State of Alaska to every qualified resident in the State in the month of September.

There was a $244,000 net loan charge off for the quarter ended September 30, 2008 compared with no net loan charge offs for the quarter ended June 30, 2008 and $49,000 in charge offs for the quarter ended September 30, 2007. The provision for loan losses decreased to $1.4 million in the third quarter of 2008 compared to $1.6 million for the quarter ended June 30, 2008 and $45,000 for the quarter ended September 30, 2007, reflecting management’s assessment of risks in the loan portfolio.

Noninterest expense for the third quarter of 2008 decreased $5,000 (0.2%) from June 30, 2008 and increased $40,000 (1.8%) from the quarter ended September 30, 2007.

As a result this quarter’s loss and the need to focus on the loan loss provision the board of directors voted to suspend the third quarter dividend. “Suspending the dividend payments on our common shares was a difficult decision for our board,” said Craig E. Dahl, President and Chief Executive Officer. “While we have paid a dividend each quarter since the initial public offering in mid-1999, it is in the bank’s and shareholder’s best interest to focus on maintaining a well-capitalized status as we work through these loan problems. We will work diligently to resume payments in the future.”

Forward-Looking Statements
Certain matters in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, the credit risk of lending activities, including changes in the level and trend of loan delinquencies and write-offs; results of examinations by our banking regulators including the possibility that any such regulatory authority may, among other things, require us to increase our reserve for loan losses or write-down assets; interest rate fluctuations; economic conditions in the Company’s primary market area and other market areas where the collateral for our loans is located; demand for residential, commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; regulatory and accounting changes; technological factors affecting operations; pricing of products and services; and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007. Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statement.

Contact: Julie M. Pierce		Craig E. Dahl
Senior Vice President and CFO	or	President and CEO
907-790-5135		907-790-5101

Alaska Pacific Bancshares, Inc.
Financial Highlights (Unaudited)
Third Quarter 2008
(dollars in thousands, except per-share amounts)

		Three Months Ended

	September 30,	June 30,	September 30,
	2008	2008	2007

Condensed Income Statement:
Interest income	$3,064	$3,052	$3,353
Interest expense	(798)	(843)	(992)

Net interest income	2,266	2,209	2,361
Provision for loan losses	(1,426)	(1,610)	(45)
Mortgage banking income	46	84	92
Other noninterest income	268	333	267
Noninterest expense	(2,234)	(2,239)	(2,274)

Net income (loss) before income tax	(1,080)	(1,223)	401
Income tax (expense) benefit	408	462	(152)

Net income (loss)	$(672)	$(761)	$249

Earnings (loss) per share:
Basic	$(1.03)	$(1.17)	$0.39
Diluted	$(1.03)	$(1.17)	0.38
Performance Ratios:
Return on average equity	(15.28%)	(16.57%)	5.48%
Return on average assets	(1.35)	(1.57)	0.54
Yield on average interest-earning assets	6.50	6.70	7.76
Cost of average interest-bearing liabilities	2.21	2.33	3.01
Interest rate spread	4.29	4.36	4.75
Net interest margin on:
Average interest-earning assets	4.81	4.85	5.46
Average total assets	4.54	4.56	5.10
Efficiency ratio (a)	88.16	88.08	86.53
Average balances:
Loans	$178,625	$175,819	$164,932
Interest-earning assets	188,504	182,334	172,915
Assets	199,602	193,724	185,297
Interest-bearing deposits	132,200	129,566	118,911
Total deposits	163,553	154,568	149,200
Interest-bearing liabilities	144,314	144,559	131,776
Shareholders' equity	17,592	18,373	18,173
Average shares outstanding:
Basic	650,428	650,428	633,697
Diluted	650,428	650,428	661,316

	September 30,	June 30,	September 30,
	2008	2008	2007

Balance sheet data:
Total assets	$206,436	$196,338	$185,220
Loans, before allowance	174,380	175,767	160,800
Loans held for sale	1,608	3,369	1,390
Investment securities	3,316	3,439	4,092
Total deposits	177,320	159,853	154,329
Federal Home Loan Bank advances	10,391	14,862	10,898
Shareholders' equity	17,235	17,950	18,278

Shares outstanding (b)	654,486	654,486	642,609

Book value per share	$26.33	$27.43	$28.44

Asset quality:
Allowance for loan losses	$4,746	$3,564	$1,734
Allowance as a percent of loans	2.72%	2.03%	1.08%
Nonaccrual loans	$7,067	$5,575	114
Total nonperforming assets	7,429	6,131	114
Impaired loans	14,645	6,227	1,132
Loan impairments	3,218	2,365	459
Net charge offs (recoveries) for quarter	244	--	49
Net charge offs (recoveries) YTD	243	(1)	66

(a)	Noninterest expense, divided by the sum of net interest income and noninterest income, excluding gains on sale of loans or securities.
(b)	Excludes treasury stock.